                                  EXHIBIT 99.3

                                      PROXY

                         SPECIAL MEETING OF SHAREHOLDERS
                            OF VALLEY COMMERCIAL BANK

                                 ________, 1994

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints [Gerald D. Wilson and _________________], and each of them, as proxies of the undersigned to vote as designated below all shares of the common capital stock of Valley Commercial Bank (the "Valley Bank Common Stock") that the undersigned held of record on ___________, 1994, which the undersigned is entitled to vote, at the special meeting of shareholders to be held __________, 1994, or at any adjournment thereof, for the purpose of considering and acting on the proposal to approve the Agreement and Plan of Reorganization dated March 7, 1994 (the "Plan of Reorganization"), among West One Bancorp ("West One"), West One Bank, Washington ("West One-Washington") and Valley Commercial Bank ("Valley Bank") which provides for the merger of Valley Bank into West One-Washington, a wholly owned subsidiary of West One, and the conversion of each outstanding share of Valley Bank Common Stock into the right to receive that number of shares of West One Common Stock calculated by dividing $11,676,250 (plus certain accretions as defined in the Plan of Reorganization) by the average closing price of West One (as defined in the Plan of Reorganization) and by further dividing the number so reached by the total number of shares of Valley Bank Common Stock issued and outstanding as of the Effective Date of the Plan of Reorganization. Each Proxy shall have full power of substitution. The act by a majority of the Proxies or their substitutes present at the meeting shall control; however, if only one proxy be present, that one shall have all powers hereunder.

          THE DIRECTORS RECOMMEND A VOTE FOR PROPOSAL:

          1.  To consider and approve the Plan of Reorganization.


     /   /  FOR     /   /  AGAINST     /   /  ABSTAIN


          2. The Proxies, in their discretion, are authorized to vote on such other business as may properly come before the meeting.

          WHEN PROPERLY COMPLETED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE PLAN OF REORGANIZATION.

                              (Each person whose name is on the Valley Bank Common Stock certificate should sign below in the same manner in which such person's name appears. If signing as a fiduciary, give title.)


                              ----------------------------
                                        Signature




                              ----------------------------
                                        Printed Name


                              Dated:
                                      --------------------
                                      Please date, sign,
                                      and return promptly